UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

MPT Operating Partnership, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0242069
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2012, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Borrower”), entered into a term loan agreement (the “Credit Agreement”) with Royal Bank of Canada, as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and the several lenders from time to time parties thereto. The Company and the Borrower intend to use proceeds for working capital and for other general corporate purposes, including permitted acquisitions and repayment of debt.

The information set forth below with respect to the Credit Agreement under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Some of the lending banks and their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Agreement governs a $100 million unsecured term loan facility. Within 36 months of the closing date, the Borrower may request, on up to three occasions, incremental commitments in an aggregate amount not to exceed $100 million.

The maturity date of the Credit Agreement is March 9, 2016. The Borrower has an option to extend the maturity date for one year to March 9, 2017. The Borrower may prepay loans under the Credit Agreement at any time, subject to certain notice requirements.

At the Borrower’s election, loans under the Credit Agreement may also be made as either ABR Loans or Eurodollar Loans. The applicable margin for ABR Loans will initially be 1.25% and is adjustable on a sliding scale from 1.00% to 1.85% based on current total leverage. The applicable margin for Eurodollar Loans will initially be 2.25% and is adjustable on a sliding scale from 2.00% to 2.85% based on current total leverage.

Borrowings under the Credit Agreement are guaranteed by the Company and substantially all of the Borrower’s subsidiaries pursuant to a Guarantee Agreement in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

The Credit Agreement contains customary financial and operating covenants, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio, unsecured interest coverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends, and entering into affiliate transactions. The Credit Agreement also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance may become immediately due and payable.

The foregoing description of the Credit Agreement is qualified in its entirety by the full terms and conditions of the Credit Agreement. A copy of the Credit Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of March 9, 2012, among Medical Properties Trust, Inc., MPT Operating Partnership,L.P.,the several lenders from time to time party thereto, Royal Bank of Canada, as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P.

By:	Medical Properties Trust, LLC, its general partner

By:	Medical Properties Trust, Inc., its sole member

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 15, 2012

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